                                                                    Exhibit 10.1








                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS



                                     BETWEEN


                            EXCEL LEGACY CORPORATION,
                             A DELAWARE CORPORATION


                                    "SELLER"


                                       AND


                             J.E.M.B. REALTY CORP.,
                             A NEW YORK CORPORATION


                                   "PURCHASER"





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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS............................................................................................1
ARTICLE II. PURCHASE AND SALE; PURCHASE PRICE; AND ESCROW.........................................................4
   Section 2.01    Purchase and Sale of Property..................................................................4
      (a)  Real Property..........................................................................................4
      (b)  Personal Property......................................................................................4
      (c)  Leases.................................................................................................5
   Section 2.02    Purchase Price.................................................................................5
      (a)  Earnest Money Deposit..................................................................................5
   Section 2.03    Escrow.........................................................................................5
ARTICLE III. DOCUMENT AND PHYSICAL INSPECTION.....................................................................6
   Section 3.01    Delivery of Information........................................................................6
      (a)  Title Commitment.......................................................................................6
      (b)  Lease..................................................................................................6
      (c)  Survey.................................................................................................6
      (d)  Environmental Report...................................................................................6
      (e)  Financial Operating History............................................................................6
      (f)  Certificate of Insurance...............................................................................6
      (g)  Estoppel Certificates..................................................................................6
   Section 3.02    Inspection Period..............................................................................7
   Section 3.03    Due Diligence Items Inspection; Cure; Termination..............................................7
   Section 3.04    Physical Inspection............................................................................7
   Section 3.05    Governmental Approvals.........................................................................7
ARTICLE IV. REPRESENTATIONS AND WARRANTIES........................................................................8
   Section 4.01    Representations and Warranties of Seller.......................................................8
      (a)  Power and Authority....................................................................................8
      (b)  Organization...........................................................................................8
      (c)  Liabilities; Litigation................................................................................8
      (d)  Leases.................................................................................................8
      (e)  Violation of Laws/Agreements...........................................................................8
      (f)  Non-foreign Status.....................................................................................8
      (g)  Environmental Laws.....................................................................................8
   Section 4.02    Knowledge of Seller............................................................................9
   Section 4.03    Representations and Warranties of Purchaser....................................................9
      (a)  Organization...........................................................................................9
      (b)  Power and Authority....................................................................................9
      (c)  "AS IS"Purchase........................................................................................9
ARTICLE V. COVENANTS AND AGREEMENTS..............................................................................10
   Section 5.01    Continuity of Operations......................................................................10
   Section 5.02    Maintenance...................................................................................10
   Section 5.03    Existing Encumbrances and Liens...............................................................10
   Section 5.04    New Encumbrances..............................................................................11
   Section 5.05    Easement......................................................................................11
   Section 5.06    License Agreement.............................................................................11

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ARTICLE VI.        CONDITIONS PRECEDENT TO CLOSING...............................................................11
   Section 6.01    Conditions to Obligations of Purchaser........................................................11
      (a)  Representations and Warranties........................................................................11
      (b)  Delivery of Items.....................................................................................11
      (c)  Performance of Covenants, Obligations and Agreements..................................................11
      (d)  Title Policy..........................................................................................11
   Section 6.02    Conditions to Obligations of Seller...........................................................12
      (a)  Representations and Warranties........................................................................12
      (b)  Delivery of Items.....................................................................................12
      (c)  Performance of Covenants, Obligations and Agreements..................................................12
ARTICLE VII. RISK OF LOSS........................................................................................12
   Section 7.01    Minor Loss....................................................................................12
   Section 7.02    Major Loss....................................................................................12
   Section 7.03    Deductibles...................................................................................13
ARTICLE VIII. CLOSING; CLOSING DELIVERIES........................................................................13
   Section 8.01    The Closing...................................................................................13
   Section 8.02    Seller's Deliveries at Closing................................................................13
      (a)  Deed(s)...............................................................................................14
      (b)  Quitclaim Bill of Sale................................................................................14
      (c)  Assignment and Assumption of Leases and Security Deposits.............................................14
      (d)  Assignment and Assumption of Licenses.................................................................14
      (e)  Easement Agreement....................................................................................14
      (f)  Declaration of Restrictions...........................................................................14
      (g)  Estoppel Certificate..................................................................................14
      (h)  Seller's Affidavits...................................................................................14
      (i)  Certificate of Non-foreign Status.....................................................................14
      (j)  Closing Statement.....................................................................................14
   Section 8.03    Purchaser's Deliveries at Closing.............................................................14
      (a)  Closing Deposit.......................................................................................14
      (b)  Assignment and Assumption of Leases and Security Deposits.............................................15
      (c)  Easement Agreement....................................................................................15
      (d)  Assignment and Assumption of Licenses.................................................................15
      (e)  Evidence of Authority.................................................................................15
      (f)  Closing Statement.....................................................................................15
   Section 8.04    Prorations, Costs and Expenses................................................................15
      (a)  Prorations and Adjustments............................................................................15
      (b)  Seller's Closing Costs................................................................................16
      (c)  Purchaser's Closing Costs.............................................................................16
   Section 8.05    Failure of Closing Conditions.................................................................16
   Section 8.06    Distribution of Funds and Documents...........................................................17
ARTICLE IX. BROKERS..............................................................................................17
   Section 9.01    Brokers.......................................................................................17
ARTICLE X. DEFAULT; REMEDIES.....................................................................................18
   Section 10.01   Seller's Pre-Closing Default; Purchaser's Remedies............................................18
   Section 10.02   Purchaser's Pre-Closing Default; Seller's Remedies............................................18
   Section 10.03   Seller's Post-Closing Default; Purchaser's Remedies...........................................19
ARTICLE XI. POST-CLOSING OBLIGATIONS.............................................................................19
   Section 11.01   IMAX Theater..................................................................................19

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
   Section 11.02   Covenant Against Competition..................................................................19
   Section 11.03   Contingent Payment............................................................................20
ARTICLE XII. MISCELLANEOUS.......................................................................................20
   Section 12.01   Notices.......................................................................................20
      (a)  Seller's Address......................................................................................20
      (b)  Purchaser's Address...................................................................................21
      (c)  Escrow Agent's Address................................................................................21
   Section 12.02   1031 Exchange.................................................................................21
   Section 12.03   Further Assurances............................................................................21
   Section 12.04   Survival of Seller's Representations, Warranties and Covenants................................22
   Section 12.05   Possession....................................................................................22
   Section 12.06   Termination...................................................................................22
   Section 12.07   Assignability.................................................................................23
   Section 12.08   Waiver........................................................................................23
   Section 12.09   Attorneys Fees and Legal Expenses.............................................................23
   Section 12.10   Entire Agreement..............................................................................23
   Section 12.11   Section Headings..............................................................................23
   Section 12.12   Binding Effect................................................................................23
   Section 12.13   Time..........................................................................................23
   Section 12.14   Gender and Number.............................................................................23
   Section 12.15   Counterpart...................................................................................24
   Section 12.16   Applicable Law................................................................................24
   Section 12.17   Receipt of Executed Copies....................................................................24
   Section 12.18   Exhibits; Section References..................................................................24

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                                      iii

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                (SHOPPING CENTER)

         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (Shopping Center) (this "Agreement") is made as of the 3rd day of May, 2000, by and between EXCEL LEGACY CORPORATION, a Delaware corporation, (the "Seller"), and J.E.M.B. REALTY CORP., a New York corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, Seller owns the Property (defined below); and

         WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Purchaser and Purchaser desires to purchase from Seller the Property on the terms and conditions contained herein.

                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION of Ten Dollars ($10.00) and the mutual covenants, agreements, representations and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller covenant and agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

         "Acceptable Tax Clearance Certificate" shall have the meaning given to such term in Section 3.06.

         "Agreement" means this Purchase and Sale Agreement and Escrow Instructions dated as of the 3rd day of May, 2000, by and between Seller and Purchaser.

         "A.L.T.A." means the American Land Title Association.

         "Assignment of Leases" shall have the meaning given to such term in
Section 8.02(c).

         "Assignment of Licenses" shall have the meaning given to such term in
Section 8.02(d).

         "Broker" shall have the meaning given to such term in Article IX hereof.

         "Business Day" means any calendar day other than a Saturday, Sunday or other day on which Federal Banks in Arizona or New York are authorized to close.

         "Certificate of Insurance" shall have the meaning given to such term in
Section 3.01(g).

         "City" means the City of Scottsdale.

         "Closing" shall have the meaning given to such term in Section 8.01.

         "Closing Date" means the day on which the Closing actually occurs.

         "Closing Deadline" means July 5, 2000.

         "Closing Deposit" shall have the meaning given to such term in Section 2.02(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Declaration" shall have the meaning given to such term in Section 8.02(f).

         "Deed" shall have the meaning given to such term in Section 8.02(a).

         "Earnest Money Deposit" shall have the meaning given to such term in
Section 2.02(a).

         "Effective Date" means the later of the date this Agreement is executed by Seller or Purchaser as such dates appear after each party's signature herein below.

         "Escrow" shall have the meaning given to such term in Section 2.03.

         "Escrow Agent" means Lawyers Title Insurance Corporation located at 2425 East Camelback Road, Seventh Floor, Phoenix, Arizona 85016.

         "Estoppel Certificate" shall have the meaning given to such term in
Section 3.01(h).

         "General Provisions" shall have the meaning given to such term in
Section 2.03.

         "Grantee Easement" shall have the meaning given to such term in Section 5.05.

         "Grantee Easement Agreement" shall have the meaning given to such term in Section 5.05.

         "Grantee Easement Parcel" shall have the meaning given to such term in
Section 5.05.

         "Grantor Easement" shall have the meaning given to such term in Section 5.05.

         "Grantor Easement Agreement" shall have the meaning given to such term in Section 5.05.

         "Grantor Easement Parcel" shall have the meaning given to such term in
Section 5.05.

         "IMAX Agreement" shall have the meaning given to such term in Section 11.01.

         "Improvements" means all buildings, structures, fixtures and other improvements located on, over and under the Land or within the Licensed Parcels, which are owned by Seller, including, but not limited to, the heating, ventilating, air conditioning, lighting, plumbing, water, electrical, gas and sewer fixtures, equipment and systems located thereon and the landscaping thereon.

         "Land" means that certain parcel of real property, owned by Seller, and consisting of approximately seven and seven hundred and ninety-four thousandths acres (7.794) acres, consisting of two lots, one lot known as the Galleria Site, located at the northeast corner of Civic Center Boulevard and Fifth Avenue, and the other lot known as the Fifth Avenue Site, located at the northeast corner of Fifth Avenue and Scottsdale Road, Scottsdale, County of Maricopa, State of Arizona, which lots are more particularly described as Parcel No. 1 and Parcel No. 2, respectively, in EXHIBIT "A."

         "Leases" means all leases or other agreements under which persons or entities rent or occupy space in the Property.

         "License Agreement" means that certain License Agreement executed April 4, 1988 originally between the City of Scottsdale, Arizona, an Arizona municipal corporation, as licensor, and Scottsdale Galleria Limited Partnership, an Arizona limited partnership, as licensee, which was recorded in the official records of Maricopa County as Document 89-407772.

         "Licensed Parcels" means an air space parcel and a subsurface parcel above and below a segment of Civic Center Boulevard, located in the City of Scottsdale, County of Maricopa, State of Arizona, and as more specifically described as Parcel No. 3 and Parcel No. 4, respectively, in EXHIBIT "A."

         "Personal Property" shall have the meaning given to such term in
Section 2.01(b).

         "Phase I Audit" shall have the meaning given to such term in Section 3.01(d).

         "Property" shall have the meaning given to such term in Section 2.01.

         "Purchase Price" shall have the meaning given to such term in Section 2.02.

         "Purchaser" means J.E.M.B. Realty Corp., a New York corporation.

         "Real Property" shall have the meaning given to such term in Section 2.01(a).

         "Seller" means Excel Legacy Corporation, a Delaware corporation.

         "Seller Delivered Items" shall have the meaning given to such term in
Section 3.01.

         "Survey" shall have the meaning given to such term in Section 3.01(c).

         "Tenants" means the persons and entities renting or occupying space in the Property under the Leases.

         "Termination Notice" shall have the meaning given to such term in
Section 3.03(ii).

         "Title Commitment" shall have the meaning given to such term in Section 3.01(a).

         "Title Company" means Lawyers Title Insurance Corporation.

         "Title Policy" shall have the meaning given to such term in Section 6.01(d).

                                   ARTICLE II.
                  PURCHASE AND SALE; PURCHASE PRICE; AND ESCROW

         Section 2.01 PURCHASE AND SALE OF PROPERTY. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase from Seller all of the following (collectively, the "Property"):

                  (a) REAL PROPERTY. The Land, the Improvements and the Grantee Easement, together with Seller's interest in the Licensed Parcels as the licensee under the License Agreement and Seller's interest in and to: (i) all easements, rights-of-way, licenses and other real property interests or water rights relating or appurtenant to the Land and/or the Licensed Parcels; (ii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to and/or used in connection with the operation of the Improvements; and (iii) any streets, roads, alleys or other public ways adjoining or serving the Land (collectively, the "Real Property").

                  (b) PERSONAL PROPERTY. Seller's interest, if any, in and to:
(i) the fixtures, equipment, furnishings and furniture (including office and maintenance equipment, replacement parts, supplies and tools, if any); and (ii) all tangible and intangible personalty (including any operating records), in either case ((i) or (ii)), existing on the Effective Date and located on or within the Real Property and used in connection with the Improvements, but excluding the personal property identified in EXHIBIT "G"; and (iii) all warranties, licenses and other intangible property existing on the Effective Date and used in the operation of the Improvements, the Land or the Licensed Parcels, if any (the items described in clauses (i), (ii) and (iii), collectively, the "Personal Property").

                  (c) LEASES. The Leases, together with all unapplied deposits and other collateral therefor, all guarantees of the obligations of Tenants and other related agreements by third parties and (except to the extent otherwise expressly set forth in Section 8.04(a)(i) in respect of claims retained by Seller for past due rentals) all rentals, security and other deposits, receivables, reimbursements and other items payable by Tenants and all claims against Tenants.

         Section 2.02 PURCHASE PRICE. The total purchase price for the Property (the "Purchase Price") shall be Twenty Nine Million ($29,000,000). The Purchase Price shall be payable at the Closing, as follows:

                  (a) EARNEST MONEY DEPOSIT. On the date hereof, Purchaser shall pay Three Million Dollars ($3,000,000) to Seller by wire transfer as earnest money (the "Earnest Money Deposit"). Purchaser hereby agrees that Purchaser had sufficient time to conduct a Feasibility Analysis with respect to its acquisition of the Property, and as such the Earnest Money Deposit shall not be refundable to Purchaser under any circumstance, except as provided in Section 7.02, Section 10.01 or Section 12.06. The Earnest Money Deposit shall constitute consideration for Seller's agreement not to enter into an agreement to sell the Property to any other Person until the Closing Deadline. Purchaser and Seller acknowledge that Seller's right to retain the Earnest Money Deposit is unrelated to any breach of this Agreement by Purchaser and is instead a payment of a fee for Seller's agreement to enter into this Agreement with Purchaser. The Earnest Money Deposit shall, however, be credited to Purchaser's account if and when the Closing occurs.

                  (b) CLOSING DEPOSIT. The balance of the Purchase Price shall be paid in immediately available funds by Purchaser to Escrow Agent and distributed by Escrow Agent to Seller at the Closing in accordance with the terms and conditions set forth in this Agreement (the "Closing Deposit").

         Section 2.03 ESCROW. Within three (3) days following the Effective Date Seller and Purchaser shall deposit a fully executed counterpart original of this Agreement with Escrow Agent and open an escrow (the "Escrow") with Escrow Agent. Upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Agent, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow and shall govern the Escrow. The General Provisions of Escrow, which are attached as EXHIBIT "B" to this Agreement ("General Provisions"), are hereby incorporated in and made a part of this Agreement, and Seller and Purchaser hereby expressly agree to the General Provisions. Additionally, in the event neither Seller nor Purchaser have elected to terminate this Agreement pursuant to the terms and conditions hereof, Seller and Purchaser hereby agree to promptly execute and deliver to Escrow Agent any additional or supplementary escrow instructions as may be reasonably necessary or convenient to consummate the transaction contemplated by this Agreement; provided, however, that such instructions shall not supersede this Agreement, and in all cases this Agreement shall control unless such Seller and Purchaser agree otherwise.

                                  ARTICLE III.
                        DOCUMENT AND PHYSICAL INSPECTION

         Section 3.01 DELIVERY OF INFORMATION. To facilitate Purchaser's due diligence review and investigation of the Property, Purchaser hereby acknowledges and agrees that Seller had delivered the following documents (the "Seller Delivered Items") to Purchaser on or before the date hereof:

                  (a) TITLE COMMITMENT. A commitment for title insurance dated January 16, 2000, Case No. 00604260, and a proforma issued on April 18, 2000, in each case prepared and issued by the Title Company, together with a copy of all documents referred to as exceptions therein (together, the "Title Commitment"). However, Purchaser acknowledges that the title commitment, proforma and other title information referenced in this paragraph was issued for the benefit of another party and not Purchaser.

                  (b) LEASE. A copy of each of the Leases.

                  (c) SURVEY. A copy of the most recent A.L.T.A. survey of the Land and the Improvements in Seller's possession prepared by Neil/McGill Registered Land Surveyor, Job Number 364-00-014, which is dated, March 3, 2000 (the "Survey").

                  (d) ENVIRONMENTAL REPORT. A copy of the most recent phase I Environmental Audit with respect to the Property in Seller's possession, which is a report completed by Building Diagnostics, Ltd. dated May 14, 1996 and an update thereto report dated February 24, 2000 (the "Phase I Audit").

                  (e) FINANCIAL OPERATING HISTORY. An estimated financial operating statement as of September 30, 1999 regarding the Property.

                  (f) CERTIFICATE OF INSURANCE. A copy of a certificate evidencing the current property insurance maintained by Seller for the Property (the "Certificate of Insurance").

                  (g) ESTOPPEL CERTIFICATES. An estoppel certificate for each Lease that has been executed by Seller or the respective Tenant (the "Estoppel Certificates").

                  Seller has provided the Seller Delivered Items to Purchaser as an accommodation, and Seller makes no representation or warranty as to their completeness or accuracy, except that Seller hereby represents and warrants to Purchaser that to Seller's knowledge, Seller has provided to Purchaser true and correct copies of the Title Commitment, the Leases, the Survey, the Phase I Audit and the Certificate of Insurance. Seller shall have no obligation to supplement or update any of the Seller Delivered Items, except that Seller shall have the obligation to update the Estoppel Certificates at the Closing with a new Estoppel Certificate for each Lease, but no statement in any Estoppel Certificate shall excuse Purchaser's obligations to close nor otherwise affect Purchaser's obligations hereunder unless the respective Lease has been modified by Seller.

Any additional items which Purchaser requires to complete its due diligence and investigation of the Property are to be procured by Purchaser, at Purchaser's expense.

         Section 3.02 INSPECTION PERIOD. Purchaser acknowledges that Purchaser has had sufficient time and access to the Property to conduct and complete an investigation and inspection of all matters pertaining to the Property and Purchaser's purchase thereof, including, but not limited to, the financial feasibility of Purchaser's proposed use of the Property, the Seller Delivered Items and the physical inspection of the Property which physical inspection of the Property is described in Section 3.04.

         Section 3.03 DUE DILIGENCE ITEMS INSPECTION; CURE; TERMINATION. Purchaser acknowledges that Purchaser is satisfied with all of the Seller Delivered Items and its review thereof and every other aspect of its due diligence concerning an investigation or investigation of the Property.

         Section 3.04 PHYSICAL INSPECTION. Seller has afforded Purchaser and its representatives the right to inspect the Property. Purchaser acknowledges that Purchaser has, at Purchaser's sole cost and expense, conducted all tests and inspections, including environmental inspections, samplings, surveys, structural and engineering inspections, and examined all of the maintenance and other records in Seller's possession relating to the Property, all as and to the extent deemed appropriate by Purchaser, in its sole discretion, for Purchaser's acquisition of the Property on an "as-is" basis, except for the express representations set forth in this Agreement. Purchaser shall be entitled to undertake additional tests and inspections before the Closing; provided that Purchaser shall not be entitled to perform any invasive testing on the Property (including, without limitation, any phase II environmental testing) and Purchaser shall not undertake any other tests or inspection that will modify or alter the Property in any way without Seller's prior written consent in each instance, which consent may be withheld in Seller's sole and absolute discretion. Purchaser shall indemnify and hold harmless Seller against any damage caused to the Property, personal injury or any damage caused to a Tenant's property resulting from any of the activities which Purchaser conducts or has conducted at the Property as outlined herein and shall immediately pay for and repair any such damage which Purchaser may cause to the Property, which indemnity shall survive the Closing.

         Section 3.05 GOVERNMENTAL APPROVALS. Purchaser's obligation to proceed with the Closing is NOT contingent upon receipt of any governmental approval or subsidy or any other action or failure to act by a governmental agency. However, if Seller is unable to deliver a tax clearance certificate from the State of Arizona and the City of Scottsdale confirming Seller's payment of all required sales and state income taxes (together, the "Acceptable Tax Clearance Certificates") before the Closing, then Seller hereby indemnifies Purchaser for claims arising out of Seller's payment of, or failure to pay, its sales and state income tax obligations until such time as Seller delivers the Acceptable Tax Clearance Certificates to Purchaser.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants the following representations and warranties:

                  (a) POWER AND AUTHORITY. Seller has the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceeding on the part of Seller is necessary in order to permit Seller to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery on the part of Purchaser) is a legal, valid and binding obligation of Seller and enforceable against it in accordance with the terms hereof.

                  (b) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  (c) LIABILITIES; LITIGATION. To the best knowledge of Seller, except for the controversy and dispute regarding the IMAX Agreement and any other controversy or dispute disclosed on Schedule 4.01, there is no existing or pending action, suit or proceeding with respect to any aspect of the Property nor is there any claim that Seller is in default under any agreement (including the License Agreement), contract of sale, option to purchase or right of first refusal with respect to any aspect of the Property nor have any such actions, suits or proceedings been threatened or asserted.

                  (d) LEASES. To the knowledge of Seller, there are no Leases other than the Leases that have been delivered to Purchaser. Such Leases are described on Schedule 4.01(d).

                  (e) VIOLATION OF LAWS/AGREEMENTS. To the knowledge of Seller, Seller has received no written notice from any federal, state or local governmental authority of any claimed violation of laws with respect to the Property, nor has Seller received any written notice from any such authority of any claimed violation of the License Agreement.

                  (f) NON-FOREIGN STATUS. Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (g) ENVIRONMENTAL LAWS. To the actual knowledge of Mark T. Burton, which is based solely on his review of the Phase I Audit, except as disclosed in the Phase I Audit, the Property does not violate any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability for standards of conduct concerning any hazardous, toxic, or dangerous wastes, substances or materials, as now in effect. Seller has not received any written notice from any governmental authority that the Property violates any environmental law.

         Section 4.02 KNOWLEDGE OF SELLER. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer only to the actual knowledge of Mark T. Burton, and not any implied, imputed or constructive knowledge, without any requirement of independent investigation having been made or any duty to investigate.

         Section 4.03 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants the following representations and warranties:

                  (a) ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  (b) POWER AND AUTHORITY. Purchaser now has, and at Closing will have, the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceeding on the part of Purchaser is necessary in order to permit Purchaser to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery on the part of Seller) is a legal, valid and binding obligation of Purchaser and enforceable against it in accordance with the terms hereof.

                  (c) "AS IS" PURCHASE.

                           (i) Purchaser is deemed to have inspected the
Property and analyzed the feasibility of its acquisition and use, and specifically agreed to take the Property "AS IS, WHERE IS," subject only to the express terms and conditions of this Agreement. This "AS IS, WHERE IS" condition includes, but is not limited to, and Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor any of its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property, including, but not limited to, (i) soils and geological condition, topography, area and configuration, (ii) availability of utilities, public access and fire and police protection, (iii) applicable planning, zoning and subdivision statutes, ordinances, regulations and permits,
(iv) any easement, license or encroachment which is not a matter of public record, whether or not visible upon inspection of the Property, (v) the physical condition of the Property, and (vi) any other matter relating to the Property or to the development, management and operation thereof, including, but not limited to, hazardous substances or materials, value, feasibility, cost, governmental regulations, permits and fees, fire hazard, marketing and investment return. Except with respect to the express representations and warranties of Seller set forth herein, Purchaser hereby releases Seller from any and all liability in connection with any claims which Purchaser may have against Seller, and Purchaser hereby agrees not to assert any claims for damage, loss, compensation, contribution, cost recovery or otherwise, against Seller, whether in tort, contract or otherwise, relating directly or indirectly to the existence of asbestos or hazardous substances or materials on, or the environmental conditions of, the Property, or arising under any environmental law, or relating in any way to the quality of the indoor or outdoor environment of the Property (including CERCLA), except to the extent such liability or claim arises from (A) a matter that occurred while Seller owned the Property or (B) a breach of any express representation or warranty of Seller herein.. This release is not intended to limit Purchaser's claims and rights against any of Seller's predecessor owners of the Property. This release shall survive the Closing.

                           (ii) To the extent that Seller has provided to
Purchaser any historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property, Seller and Purchaser hereby acknowledge that such information is unaudited and has been provided to Purchaser at Purchaser's request solely as illustrative material. Except as may be specifically set forth elsewhere in this Agreement, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocation of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and, except as may be specifically set forth elsewhere in this Agreement, releases Seller from any liability with respect to such historical financial information.

                                   ARTICLE V.
                            COVENANTS AND AGREEMENTS

         During the period from and after the Effective Date through the Closing, Seller hereby covenants and agrees as follows:

         Section 5.01 CONTINUITY OF OPERATIONS. Seller shall carry on the business of Seller with respect to the Property in substantially the same manner as Seller has heretofore conducted such business and will not introduce any new method of management, operation or accounting with respect to the Property.

         Section 5.02 MAINTENANCE. Seller shall maintain the Property in its present condition, subject to normal wear and tear, and, without limiting the foregoing, Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Property.

         Section 5.03 EXISTING ENCUMBRANCES AND LIENS. Seller shall pay off, in full, any and all existing loans secured by any lien or encumbrance on the Property (other than the Grantee Easement Parcel), or cause such lien or encumbrance to be released as to the Property (other than the Grantee Easement Parcel), on or before the Closing Deadline, and no lien or encumbrance on the Property (other than the Grantee Easement Parcel) shall secure any loan at Closing. Seller shall pay off, in full, any and all existing loans secured by any lien or encumbrance on the Grantee Easement Parcel, or cause such lien or encumbrance to be released as to the Grantee

Easement Parcel or to be made subordinate to the Grantee Easement, on or before the Closing Deadline.

         Section 5.04 NEW ENCUMBRANCES. Seller shall not grant or permit any new encumbrances on or about the Property, including, but not limited to, any new service or other contracts, title matters or leases or amendments thereto, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, that, Seller may enter into or modify service contracts that are terminable on thirty (30) days' notice without Purchaser's prior consent.

         Section 5.05 EASEMENT. In connection with the Closing, Seller shall grant to Purchaser a non-exclusive easement (the "Grantee Easement"), and Purchaser shall grant to Seller a non-exclusive easement, the ("Grantor Easement"), for vehicular access and underground utilities pursuant to, and as more particularity set forth on, an Easement Agreement (the "Easement Agreement") in the form of EXHIBIT "E.

         Section 5.06 LICENSE AGREEMENT. Before the Closing, Seller shall pay all amounts owed by Seller under the License Agreement.

                                   ARTICLE VI.
                         CONDITIONS PRECEDENT TO CLOSING

         Section 6.01 CONDITIONS TO OBLIGATIONS OF PURCHASER. The Closing, and Purchaser's obligation to purchase the Property, are subject to the satisfaction, prior to the Closing Date, of all of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller (excluding the representation and warranty set forth in Section 4.01(g) which need not be true and correct) set forth in this Agreement shall be true and correct in all material respects on the Closing Date as though made at the Closing.

                  (b) DELIVERY OF ITEMS. Seller shall have delivered all items required to be delivered by or in behalf of Seller under Section 8.02.

                  (c) PERFORMANCE OF COVENANTS, OBLIGATIONS AND AGREEMENTS. Seller shall have performed all of the covenants, obligations and agreements under this Agreement to be performed by Seller on or before the Closing.

                  (d) TITLE POLICY. The Title Company shall be unconditionally prepared to deliver the Title Company's extended coverage 1992 A.L.T.A. Owner's Policy of Title Insurance (the "Title Policy") dated as of the Closing Date to Purchaser, insuring Purchaser in an amount equal to the Purchase Price, and showing good and marketable fee simple title to the Land, a licensee's interest in the Licensed Parcels, and a grantee's interest in the Grantee Easement, all vested in Purchaser free and clear of all covenants, conditions, rights, rights of way, easements, liens, encumbrances, or other matters affecting title to or use of the Land, the Licensed Parcels, or the Grantee Easement Parcel except:

                           (i) The customary printed exclusions contained in
Purchaser's Title Policy;

                           (ii) The exceptions shown in the Title Commitment
(but excluding any liens or encumbrances that secure any loan); and

                           (iii) All other matters caused or approved by
Purchaser.

                  Purchaser may waive any of the conditions set forth in this
Section 6.01 by delivery of written notice to Seller and Escrow Agent. Escrow Agent shall assume that each of the conditions set forth in Section 6.01(a) or in Section 6.01(c) shall have been satisfied on the Closing Deadline, unless Purchaser shall have delivered written notice to the contrary to Escrow Agent before the Closing Deadline.

         Section 6.02 CONDITIONS TO OBLIGATIONS OF SELLER. The Closing, and Seller's obligation to sell, convey, assign, transfer and deliver the Property to Purchaser, are subject to the satisfaction, prior to or at the Closing Date, of all of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on the Closing Date as though made at the time of Closing.

                  (b) DELIVERY OF ITEMS. Purchaser shall have delivered all items required to be delivered by or in behalf of Purchaser under Section 8.03.

                  (c) PERFORMANCE OF COVENANTS, OBLIGATIONS AND AGREEMENTS. Purchaser shall have performed all of the covenants, obligations and agreements of Purchaser under this Agreement to be performed by Purchaser prior to the Closing.

                  Seller may waive any of the conditions set forth in this
Section 6.02 by delivery of written notice thereof to Purchaser and Escrow Agent. Escrow Agent shall assume that each of the representations and warranties set forth in Section 6.02(a) or Section 6.02(c) shall have been satisfied on or before the Closing Deadline, unless Seller shall have delivered written notice to the contrary to Escrow Agent before the Closing Deadline.

                                  ARTICLE VII.
                                  RISK OF LOSS

         Section 7.01 MINOR LOSS. Purchaser shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any of the Improvements or condemnation of any portion of the Property; provided, that (a) the cost to repair any such damage or destruction, or the diminution of value of the remaining Property as a result of a partial condemnation, is less than or equal to ten percent (10%) of the Purchase Price, and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less any sums expended by Seller toward the restoration or repair of the Property, and, if the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

         Section 7.02 MAJOR LOSS. If the amount of damage or destruction or condemnation, as specified above, exceeds ten percent (10%) of the Purchase Price, then Purchaser may, at its option to be exercised within five (5) days of Seller's notice of the occurrence of such damage or destruction or condemnation, elect to either (a) terminate this Agreement in its entirety, or (b) consummate the transaction contemplated by this Agreement for the full Purchase Price as required by the terms hereof. If Purchaser elects to terminate this Agreement, then upon Seller's receipt of Purchaser's notice within said five (5) day period, Purchaser shall be entitled to an immediate return of the Earnest Money Deposit and neither party shall have any further obligation one to the other, except as otherwise set forth herein. If Purchaser fails to provide such notice within said five (5) day period, or Purchaser elects to proceed with the purchase of the Property, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less any sums expended by Seller toward the restoration or repair of the Property, and, if the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

         Section 7.03 DEDUCTIBLES. In the event that Purchaser is required to or elects to purchase the Property following any damage or destruction or condemnation of the Property pursuant to Section 7.01 or Section 7.02 above, Seller shall also provide Purchaser with a credit against the Purchase Price in an amount equal to any deductible.

                                  ARTICLE VIII.
                           CLOSING; CLOSING DELIVERIES

         Section 8.01 THE CLOSING. Escrow Holder shall close the Escrow (the "Closing") in Phoenix, Arizona, as soon as all conditions of all conditions to Closing set forth in Article VI have been satisfied or waived in accordance with
Article VI by (a) filing for record the Declaration, followed by the Deed, followed by the Easement Agreement and such other documents as may be necessary to procure Purchaser's Title Policy and then (b) delivering funds and documents as set forth herein.

         Section 8.02 SELLER'S DELIVERIES AT CLOSING. Before the Closing Deadline, Seller shall deliver to Escrow Agent the following items:

                  (a) DEED(S). One (1) counterpart original of a deed in the form of EXHIBIT "I" (the "Deed"), duly executed by Seller and acknowledged before a notary public.

                  (b) QUITCLAIM BILL OF SALE. One (1) original of a Quitclaim Bill of Sale in the form of EXHIBIT "C", duly executed by Seller.

                  (c) ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS. Two (2) counterpart originals of the Assignment and Assumption of Leases and Security Deposits in the form of EXHIBIT "D" (the "Assignment of Leases"), duly executed by Seller.

                  (d) ASSIGNMENT AND ASSUMPTION OF LICENSES. Two (2) counterpart originals of the Assignment and Assumption of Licenses in the form of EXHIBIT "J" (the "Assignment of Licenses"), duly executed by Seller.

                  (e) EASEMENT AGREEMENT. Two (2) counterpart originals of the Easement Agreement, duly executed by Seller and acknowledged before a notary public.

                  (f) DECLARATION OF RESTRICTIONS. One (1) original of a declaration of restrictions in the form of EXHIBIT "L", duly executed by Seller and acknowledged before a notary public (the "Declaration").

                  (g) ESTOPPEL CERTIFICATE. The original Estoppel Certificates together with the updates as required in accordance with the terms of this Agreement.

                  (h) SELLER'S AFFIDAVITS. (a) An affidavit declaring that, to the best of Seller's knowledge, all charges related to the Property, as of the Closing Date, have been paid current, excluding any charges that may be owed by the Tenant; and (b) evidence that those acting for the Seller have full authority to consummate the transaction contemplated by this Agreement, as modified through Closing.

                  (i) CERTIFICATE OF NON-FOREIGN STATUS. A certificate that Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (j) CLOSING STATEMENT. Seller's duly executed closing statement.

         Section 8.03 PURCHASER'S DELIVERIES AT CLOSING. Before the Closing Date Deadline, Purchaser shall deliver to Escrow Agent the following items:

                  (a) CLOSING DEPOSIT. The Closing Deposit pursuant to Section 2.02(b). The Purchase Price shall be credited by the Earnest Money Deposit previously deposited by Purchaser with Escrow Agent pursuant to Section 2.02(a), plus or minus any other credits, prorations or charges as set forth in this Agreement.

                  (b) ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS. Two (2) counterpart originals of the Assignment of Leases, duly executed by Purchaser.

                  (c) EASEMENT AGREEMENT. Two (2) counterpart originals of the Easement Agreement, duly executed by Purchaser and acknowledged before a notary public.

                  (d) ASSIGNMENT AND ASSUMPTION OF LICENSES. Two (2) counterpart originals of the Assignment of Licenses, duly executed by Purchaser.

                  (e) EVIDENCE OF AUTHORITY. Evidence acceptable to Escrow Agent that those acting for the Purchaser have full authority to consummate the transaction contemplated by this Agreement, as modified through Closing (including, but not limited to, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement).

                  (f) CLOSING STATEMENT. Purchaser's duly executed closing statement.

         Section 8.04 PRORATIONS, COSTS AND EXPENSES.

                  (a) PRORATIONS AND ADJUSTMENTS. The following adjustments and prorations shall be made as of the Closing Date. Such adjustments and prorations shall be made on the basis of a 365-day year, with the Closing Date considered to be for the benefit of the Purchaser, in accordance with the following provisions:

                           (i) RENTS. All rentals, receipts and other revenues
(including, but not limited to, common area maintenance, real property tax, insurance and other reimbursement revenues, if applicable), as, if and when received by Seller, which are allocable to the period from and after the Closing Date shall be credited to Purchaser. After the Closing Date, all payments from Tenants received by Purchaser and/or Seller shall be applied first to monies due to Seller covering any obligation for any period prior to the Closing Date, secondly, if no monies are due to Seller, to Purchaser. Seller, upon receipt of any payment from a Tenant after the Closing Date, shall promptly remit to Purchaser Purchaser's appropriate proportionate share of any such payment. Purchaser, upon receipt of any payment from a Tenant after the Closing Date, shall promptly remit to Seller Seller's appropriate proportionate share of any such payment. Seller retains its rights in and to past due rentals and other amounts.

                           (ii) EXPENSES. All expenses paid for by Seller for
the month of Closing relating to the operation, management and repair of the Property shall be prorated between Seller and Purchaser.

                           (iii) REAL AND PERSONAL PROPERTY TAXES AND
ASSESSMENTS. All general and special real and personal property taxes and assessments based on the regular tax bill for the current fiscal year, not yet due and payable (or, if such tax bill has not been issued as of the Closing Date, the regular tax bill for the fiscal year immediately preceding the current fiscal year), shall be prorated between Seller and Purchaser at the Closing.

                           (iv) SECURITY DEPOSITS. Tenant security deposits and
other refundable tenant deposits under the Leases shall be credited to Purchaser at Closing.

                           (v) FINAL ACCOUNTING. Seller and Purchaser
acknowledge and agree that on the Closing Date Seller and Purchaser may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 8.04. Accordingly, Seller and Purchaser agree that as soon as is practicable, after the Closing Date, Seller and Purchaser shall make a final accounting of all rental charges (including, but not limited to, percentage rents and tenant reimbursements), expenses, real property taxes and assessments and other income and charges relating to the Property. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Seller to Purchaser, then Seller shall cause such amounts to be paid to Purchaser on or before ten (10) days after such final accounting is completed. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Purchaser to Seller, then Purchaser shall cause such amounts to be paid to Seller on or before ten (10) days after such final accounting is completed.

                  (b) SELLER'S CLOSING COSTS. At Closing, Seller shall pay (i) Seller's share of prorations; (ii) the premium for the Title Policy (without any additional charges for endorsements requested by Purchaser); and (iii) Seller's attorneys' fees.

                  (c) PURCHASER'S CLOSING COSTS. At Closing, Purchaser shall pay
(i) all recording costs and documentary transfer or taxes, deed stamps and other costs payable in connection with the recordation of the Deed and the conveyance of the Real Property; (ii) the cost of any endorsements to the Title Policy;
(iii) all costs associated with environmental reports or inspections (other than the Phase I Audit), including any update to the Phase I Audit, (iv) all costs relating to any update of the Survey; (v) any and all costs relating to Purchaser's financing; (vi) the Escrow Agent's fees and costs associated with the Escrow; (vii) Purchaser's share of prorations; and (viii) Purchaser's attorneys' fees.

         Section 8.05 FAILURE OF CLOSING CONDITIONS.

                  (a) If the Closing does not occur on or before the Closing Deadline because any of the conditions set forth in Section 6.02 have not been satisfied, then Seller shall have the right to terminate this Agreement and the Escrow (provided that Seller is not in default) at any time before the Closing actually occurs by delivery of written notice thereof to Purchaser and Escrow Agent, and thereafter Section 12.06 shall govern the rights and obligations of Seller and Purchaser; PROVIDED, HOWEVER, if Seller is entitled to exercise its remedies under Section 10.02, then Seller may do so in accordance with Section
10.02 in lieu of proceeding under this Section 8.05.

                  (b) If the Closing does not occur on or before the Closing Deadline because any of the conditions set forth in Section 6.01 have not been satisfied, then Purchaser shall have the right to terminate this Agreement and the Escrow (provided that Purchaser is not in default) at any time before the Closing actually occurs by delivery of written notice thereof to Seller and Escrow Agent, and thereafter Section 12.06 shall govern the rights and obligations of Seller and Purchaser; PROVIDED, HOWEVER, if Purchaser is entitled to exercise its remedies under Section 10.01, then Purchaser may do so in accordance with Section 10.01 in lieu of proceeding under this Section 8.05.

         Section 8.06 DISTRIBUTION OF FUNDS AND DOCUMENTS.

                  (a) Escrow Agent shall, at the Closing, disburse (i) to Seller, or order, the Earnest Money Deposit and the balance of the Purchase Price, plus or minus any appropriate prorations or other charges, and (ii) to Purchaser, or order, any excess funds theretofore delivered to Escrow Agent by Purchaser.

                  (b) Escrow Agent shall cause the recorder's office to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document, or (ii) for whose benefit said document was acquired. Escrow Agent shall further provide promptly to each of Purchaser and Seller conformed copies of all such recorded documents bearing the pertinent recording data.

                  (c) Escrow Agent shall, at the Closing, deliver by United States mail (or hold for personal pickup, if requested) each non-recorded document received hereunder by Escrow Agent, to the payee or person (i) acquiring rights under said document, or (ii) for whose benefit said document was acquired.

                                   ARTICLE IX.
                                     BROKERS

         Section 9.01 BROKERS. Seller and Purchaser each specifically acknowledge that there are no real estate commissions due in relation to the transaction contemplated by this Agreement, except that Purchaser and Seller shall each pay to Larry Russo (the "Broker") a brokerage commission equal to One Hundred Forty-Five Thousand Dollars ($145,000) each through Escrow at Closing in the event the Closing occurs according to the terms and conditions hereof. Each party hereto agrees to indemnify, defend and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

                                   ARTICLE X.
                                DEFAULT; REMEDIES

         Section 10.01 SELLER'S PRE-CLOSING DEFAULT; PURCHASER'S REMEDIES. If Seller materially defaults in performing any of Seller's obligations under this Agreement for any reason, or if any of the representations or warranties of Seller herein are determined to be untrue at Closing in any material respect, Purchaser may, as its sole and exclusive remedies, elect to either: (a) if Seller fails to cure such default or breach of its representation and warranties within three (3) Business Days after Purchaser delivers written notice of such default or breach to Seller, terminate this Agreement and receive a full and immediate refund of the Earnest Money Deposit and neither Seller nor Purchaser shall have any further rights, obligations or liabilities under this Agreement, except as otherwise set forth herein; or (b) diligently seek to enforce the equitable remedy of specific performance of this Agreement; PROVIDED, HOWEVER, if Purchaser diligently seeks to enforce the equitable remedy of specific performance of this Agreement, but, because Seller sells the Property to a BONA FIDE purchaser or Seller files a petition in bankruptcy, Purchaser is unable to obtain such equitable remedy, then Purchaser's remedies under this Agreement shall not be limited by this Section 10.01.

         Section 10.02 PURCHASER'S PRE-CLOSING DEFAULT; SELLER'S REMEDIES. If Purchaser defaults in the closing of the transaction contemplated by this Agreement or in performing any of Purchaser's covenants or obligations hereunder, other than due to Seller's default or cause, or if any of the representations or warranties of Purchaser herein are determined to have been untrue when made in any material respect, then Seller may, as its sole and exclusive right and remedy, terminate this Agreement and retain the Earnest Money Deposit and all interest earned thereon as liquidated damages, and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise set forth in this Agreement. PURCHASER, BY ITS INITIALS FOLLOWING THIS SECTION, AND SELLER, BY ITS INITIALS FOLLOWING THIS SECTION, AGREE THAT IF THE ESCROW FAILS TO CLOSE DUE TO PURCHASER'S DEFAULT UNDER THIS AGREEMENT, THEN THE EARNEST MONEY DEPOSIT AND ALL INTEREST EARNED THEREON SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER, THE PAYMENT OF WHICH SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY FOR SUCH DEFAULT. SELLER AND PURCHASER AGREE THAT THE AFORESAID SUM IS A REASONABLE AMOUNT FOR LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO AND IS NOT INTENDED TO BE A PENALTY FOR PURCHASER'S DEFAULT.

                           SELLER:          PURCHASER:

                           -------------    -------------

         As material consideration for each party's agreement to the provisions of this Section 10.02, each party hereby agrees to waive any and all rights whatsoever to contest the validity of this Section 10.02 for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made. The provisions of Section 10.02 are specifically intended to survive the Closing.

         Section 10.03 SELLER'S POST-CLOSING DEFAULT; PURCHASER'S REMEDIES. Notwithstanding anything to the contrary contained in this Agreement or in any document executed in connection herewith, if the Closing shall have occurred, then the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnification undertakings (if any), covenants or other obligations (whether express or implied) of Seller under this Agreement or any document executed in connection herewith (other than the Easement Agreement) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

                                   ARTICLE XI.
                            POST-CLOSING OBLIGATIONS

         Section 11.01 IMAX THEATER. Notwithstanding any other provision of this Agreement, with respect to the Agreement dated February 20, 1990 between the City and the Galleria Limited Partnership (the "IMAX Agreement"):

                  (a) Seller and Purchaser each shall have the right to contest, at its sole cost, whether the IMAX Agreement encumbers the Property or is otherwise a continuing obligation of Seller and/or Purchaser. Purchaser and Seller shall cooperate to attempt to achieve a negotiated resolution with the City whereby the IMAX Agreement is terminated (either concurrently with or within sixty (60) days following the Closing) in consideration for (i) Purchaser's donation of the space that formerly was used as the IMAX theater to the City or another civic or cultural entity approved by the City, and (ii) Seller's payment to the City of cash in an amount equal to fifty percent (50%) of the amount that is due and unpaid under the IMAX Agreement as of the Closing, minus One Hundred Seventy Thousand Dollars ($170,000).

                  (b) If Purchaser and Seller are unable to achieve a negotiated resolution with the City whereby the IMAX Agreement is terminated, but it is subsequently established, whether by litigation or agreement executed by Seller and Purchaser, that the IMAX Agreement does encumber the Property or is otherwise a continuing obligation of Seller and/or Purchaser, then Seller shall be obligated to pay all amounts due to the City under the IMAX Agreement as of the Closing, plus any additional amounts due to the City of Scottsdale under the IMAX Agreement following the Closing, until such time as the One Million Eight Hundred Thousand Dollars ($1,800,000) "minimum amount" described in section 3 of the IMAX Agreement has been paid (including payments made by Seller's predecessors), and Purchaser shall be obligated to pay all additional amounts, if any, due to the City under the IMAX Agreement.

         Section 11.02 COVENANT AGAINST COMPETITION. Seller, or one or more affiliates of Seller, intend to develop one or more movie theaters in the vicinity of the Property. To avoid competing with Seller's contemplated development, Purchaser shall neither (a) develop or lease more than 62,000 net rentable square feet of retail space within the Real Property for the first ten
(10) years after the Closing, nor (b) develop or lease more than seven (7) movie theater screens within the Real Property, nor (c) allow the portion of the Property that formerly was used as an IMAX theater to be used as any type of movie theater, including an IMAX theater nor (d) develop or lease more than 150,000 net rentable square feet of retail space within the Real Property at any time nor permit more than 150,000 net rentable square feet within the Property to be used as retail space at any time within twenty (20) years after the Closing Date. If Purchaser elects to develop up to seven (7) movie theater screens in the Project, then those movie theater screens must be operated, if at all, exclusively as venues for Deep Discount Movie Showings, for a period of ten (10) years following the Closing (the "Deep Discount Movie Showings Restriction"). Purchaser acknowledges that Seller would not be willing to sell the Property to Purchaser if Purchaser were unwilling to agree to the foregoing covenant against competition, and that Seller would not have an adequate remedy in damages if Purchaser were to breach the foregoing covenant against competition. Seller may specifically enforce the foregoing covenant against competition. As used herein, "Deep Discount Movie Showings" shall mean, in any year, movie showings, (a) the admission charges for which do not exceed twenty-five percent (25%) of the median undiscounted admission charge for movies in Scottsdale, Arizona, for the previous year or (b) which are under the management and auspices of a governmental subdivision, on a non-commercial basis and for student audiences only. Except with respect to the Deep Discount Movie Showings Restriction, as described above, the foregoing obligations shall survive for twenty (20) years.

         Section 11.03 CONTINGENT PAYMENT. Within ten (10) days after any Qualifying Sale is effective, Purchaser shall pay to Seller an amount of cash equal to any Net Proceeds of such Qualifying Sale. Any Qualifying Sale must be in cash.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         Section 12.01 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and sent by (a) personal delivery; (b) overnight nationwide delivery service with proof of delivery; (c) registered or certified mail, return receipt requested, postage prepaid; or (d) facsimile transmission and addressed to the parties at the addresses indicated below (or to any other address designated by Seller or Purchaser in writing and given in the manner set forth herein).

                  (a) SELLER'S ADDRESS. If to Seller, at the following address:

                      Excel Legacy Corporation
                      801 South 500 East, Suite 201
                      West Bountiful, Utah  84010
                      Attention: Mark T. Burton
                      Telephone (801) 294-2400
                      Facsimile (801) 294-7479

                  (b) PURCHASER'S ADDRESS. If to Purchaser, at the following address:

                      J.E.M.B. Realty Corp.
                      150 Broadway
                      New York, New York 10038
                      Attention:  Morris Bailey
                      Telephone:  (212) 608-0780
                      Facsimile:  (212) 964-7149

                  with a copy to:

                      Fried, Frank, Harris, Shriver & Jacobson
                      One New York Plaza
                      New York, New York 10004
                      Attention:  Jonathan L. Mechanic
                      Telephone:  (212) 859-8222
                      Facsimile:  (212) 859-4000

                  (c) ESCROW AGENT'S ADDRESS. If to Escrow Agent, at the following address:

                      Lawyers Title Insurance Company
                      2425 East Camelback Road, Seventh Floor
                      Phoenix, Arizona  85016
                      Attention:  Judy Sorenson

                  Any notice or communication given in accordance with the foregoing shall be deemed to have been given as of the date of the confirmed receipt of the facsimile, or as of the date of delivery (if hand or courier delivered), or as of three (3) days after mailing (if mailed registered or certified, return receipt requested, postage prepaid).

         Section 12.02 1031 EXCHANGE. Purchaser hereby agrees to cooperate with Seller at no cost to Purchaser in accommodating Seller in conducting a 1031 Tax-Free Exchange relating to this transaction in the event Seller elects to conduct said exchange. Purchaser will neither be required to take title to any property other than the Property nor be required to incur any liability with respect to any other property. Seller shall indemnify, defend and hold harmless Purchaser from any claim, lawsuit, action, damage, loss, liability, cost or expense that arises out of any such 1031 exchange.

         Section 12.03 FURTHER ASSURANCES. Seller and Purchaser agree that each party will, at any time prior to, at, or after the Closing, duly execute and deliver to the other party any additional documents and instruments which either Purchaser or Seller reasonably determine are necessary in connection with the consummation of this Agreement and the failure of either party to demand such document or instrument at or before the Closing shall not alleviate the obligation of the other party to execute and deliver the same at any time upon request of Purchaser or Seller.

         Section 12.04 SURVIVAL OF SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants of Seller set forth in this Agreement (except as set forth in Article XI of this Agreement) shall survive the Closing for a period not to exceed one hundred eighty (180) calendar days from and after the Closing Date. Any claim by Purchaser that any representation or warranty by Seller set forth in this Agreement shall have been untrue or incorrect in any respect or that Seller shall have breached any covenant of Seller set forth in this Agreement (except as set forth in Article XI of this Agreement) in any respect shall be barred and waived unless Purchaser commences litigation with respect to such claim on or before the end of such one hundred eighty (180) day period.

         Section 12.05 POSSESSION. Purchaser shall be entitled to full possession of the Property at Closing, subject to the rights of Tenants under the Leases.

         Section 12.06 TERMINATION.

                  (a) In the event this Agreement is terminated by Purchaser or Seller according to its rights hereunder and neither Purchaser nor Seller is then in default, this Agreement shall terminate, Seller and Purchaser shall have no further rights, obligations or liabilities one to the other hereunder, except as provided in Section 9.01 and Section 12.06(b), and except that Purchaser's obligations under Section 3.04 and Section 12.09 shall survive such termination, and the Earnest Money Deposit shall be immediately returned to Purchaser, unless such termination results from a breach by Purchaser. If Purchaser or Seller is then in default hereunder, then Purchaser and Seller shall have their respective rights or obligations under Article X, in addition to any rights or obligations under Section 12.06(b) or Section 12.09.

                  (b) If this Agreement terminates before the Closing for any reason other than a default hereunder by Seller, including as a result of Purchaser's termination of this Agreement pursuant to Section 3.03, then (i) Purchaser shall deliver to Seller any documents and materials related to the Property previously delivered by Seller to Purchaser (including the Seller Delivered Items and any copies or reproductions of such documents and materials), and (ii) Purchaser shall deliver to Seller, and shall be deemed to have assigned to Seller, without the execution of any additional documents, but without any representation or warranty as to the ability of Seller to rely thereon, or as to the completeness or accuracy thereof, all of Purchaser's right, title and interest in all surveys, studies, reports, governmental applications, permits, maps, plans, specifications and other documents in Purchaser's possession or that it has made or contracted to be made respecting the Property, including without limitation all engineering reports, soil tests, seismic studies, environmental reports, grading, flood control and drainage plans, design renderings, surveys, market analyses, feasibility studies, and all correspondence with governmental agencies and their personnel concerning the same. The foregoing assignment of rights by Purchaser shall in no way be construed to place upon Seller any obligation or liability to any party preparing or otherwise working on said documents, and Purchaser shall take such actions and make such payments as may be necessary to deliver clear title to such documents to Seller, and to preclude any claim of any nature against Seller or the Property for any sums owing on account of the preparation or making of such documents.

         Section 12.07 ASSIGNABILITY. Purchaser may assign its rights under this Agreement and the Escrow without Seller's consent in connection with the Closing to any entity at least twenty-five percent (25%) of the equity interests in which are owned by Purchaser or Joseph Jerome, Raymond Chalme, Morris Bailey, their spouses or any trust for the benefit of them or their children. Except as provided in the foregoing sentence, Purchaser may not assign this Agreement without the prior written consent of Seller. If Purchaser assigns this Agreement with Seller's written consent, Purchaser shall remain obligated to perform all of the terms and conditions of this Agreement as set forth herein.

         Section 12.08 WAIVER. Failure by Purchaser or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof and nothing shall constitute a waiver of Purchaser's rights to insist upon strict compliance with the provision hereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement.

         Section 12.09 ATTORNEYS FEES AND LEGAL EXPENSES. In the event of any litigation between the parties hereto, concerning any breach of any of the covenants or agreements contained herein, or any material inaccuracies in any of the representations or warranties on the part of either party arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and legal expenses, including, but not limited to, court costs.

         Section 12.10 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto, and supersedes any prior understandings or written or oral agreements between the parties concerning the Property. This Agreement cannot be varied, modified, amended, altered or terminated, except by written agreement executed by the parties.

         Section 12.11 SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

         Section 12.12 BINDING EFFECT. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         Section 12.13 TIME. Time is of the essence in the performance of each party's obligations, under this Agreement. Any reference to any time in this Agreement shall be a reference to Mountain Standard Time.

         Section 12.14 GENDER AND NUMBER. Within this Agreement words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

         Section 12.15 COUNTERPART. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 12.16 APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the state in which the Property is located.

         Section 12.17 RECEIPT OF EXECUTED COPIES. This Agreement may be terminated by Seller in its entirety, at the option of Seller, if this Agreement is not executed by Purchaser with a copy being received by facsimile by Seller by no later than one (1) day after this Agreement has been executed by Seller. In addition, this Agreement may be terminated in its entirety, at the option of Seller, if an original fully executed copy of the Agreement is not received by Seller by no later than three (3) days after the date this Agreement has been executed by Seller.

         Section 12.18 EXHIBITS; SECTION REFERENCES. Except as otherwise set forth in this Agreement: (a) all references to "Exhibits" shall be references to the Exhibits attached to this Agreement, each of which shall be deemed incorporated into this Agreement and (b) all references in this Agreement to specific Sections shall be to Sections of this Agreement.

         IN WITNESS, WHEREOF, Purchaser and Seller have executed this Agreement on the dates set forth below.

                    SELLER:

                            EXCEL LEGACY CORPORATION, A DELAWARE CORPORATION


                            By:      /s/ Mark T. Burton
                                 -------------------------------------------
                                     Mark T. Burton

                            Its:     Senior Vice President
                                 -------------------------------------------

                            Date:    05/04/00
                                 -------------------------------------------

                    PURCHASER:

                            J.E.M.B. REALTY CORP., A NEW YORK CORPORATION


                            By:      /s/ Joseph Jerome
                                 -------------------------------------------

                            Its:     President
                                 -------------------------------------------

                            Date:    05/04/00
                                 -------------------------------------------

                        AMENDMENT NO. 1 TO PURCHASE AND
                     SALE AGREEMENT AND ESCROW INSTRUCTIONS


         This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT AND ESCROW instructions is made as of the 4th day of May, 2000, by and between EXCEL LEGACY CORPORATION, a Delaware corporation, (the "Seller"), and J.E.M.B. REALTY CORP., a New York corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, Purchaser and Seller are the parties to that certain Purchase and Sale Agreement and Escrow Instructions made as of May 3, 2000 (the "Original Agreement")

         WHEREAS, Purchase and Seller desire to amend the Original Agreement in certain respects.

                                   AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION of Ten Dollars ($10.00) and the mutual covenants, agreements, representations and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller covenant and agree as follows:

         1. Section 2.02(a) of the Original Agreement is deleted and replaced with a new Section 2.02(a) as follows:

                           (a) EARNEST MONEY DEPOSIT. On May 4, 2000, Purchaser shall pay One Million Five Hundred Thousand Dollars ($1,500,000) to Seller by wire transfer as earnest money (the "Initial Deposit"). 0n or before June 3, 2000, Purchase shall pay an additional One Million Five Hundred Thousand Dollars ($1,500,000) to Seller by wire transfer as additional earnest money (together with the Initial Deposit, the "Earnest Money Deposit") Purchaser hereby agrees that Purchaser had sufficient time to conduct a Feasibility Analysis with respect to its acquisition of the Property, and as such the Earnest Money Deposit shall not be refundable to Purchaser under any circumstance. except as provided in Section 7.02, Section 10.01 or Section 12.06. The Earnest Money Deposit shall constitute consideration for Seller's agreement not to enter into an agreement to sell the Property to any other Person until the Closing Deadline. Purchaser and Seller acknowledge that Seller's right to retain the Earnest Money Deposit is unrelated to any breach of this Agreement by Purchaser and is instead a payment of fee for Seller's agreement to enter into this Agreement with Purchaser. The Earnest Money Deposit shall, however, be credited to Purchaser's account if and when the Closing occurs.

         2. Section 3.0 1(a), (1,), (c) and (d) of the Original Agreement are hereby deleted and replaced with new Sections 3.01(a), (b), (c) and (d) as follows:

                           (a) TITLE COMMITMENT. A commitment for title insurance dated January 16, 2000, Case No. 00604260, and a pro forma issued on April 18, 2000, in each case prepared and issued by the Title Company, together with a copy of all documents referred to as exceptions therein (together, the "Title Commitment"). However, Purchaser acknowledges that the title commitment, pro forma and other title information referenced in this paragraph was issued for the benefit of another party and not Purchaser.

                           (b) LEASE. A copy of each of the Leases.

                           (c) SURVEY. A copy of the most recent A.L.T.A. survey of the Land and the Improvements in Seller's possession prepared by Nei.1/McGill Registered Land Surveyor, Job Number 364-00-014, which is dated, March 3, 2000 (the "Survey").

                           (d) ENVIRONMENTAL REPORT. A copy of the most recent phase I Environmental Audit with respect to the Property in Seller's possession, which is a report completed by Building Diagnostics, Ltd. dated May 14, 1996 and an update thereto dated February 24, 2000 (the "Phase I Audit").

         3. Schedules 4.01 and 4.0 1(d) of the Original Agreement are hereby replaced with the new Schedules 4.01 and the new Schedule 4.01(d) which are attached hereto and incorporated herein by this reference.

         4. PURCHASE PRICE. Section 2.02 is amended by deleting "Twenty Nine Million ($29,000,000)" from the second line thereof and inserting "Twenty Eight Million Seven Hundred Two Fifty ($28,750,000)" in lieu thereof.

         5. BROKERS. Section 9.01 is amended by deleting the first sentence thereof and inserting the following:

         "Seller and Purchaser each specifically acknowledge that there are no real estate commissions due in relation to the transaction contemplated by this Agreement, except that Purchaser shall pay to Larry Russo (the "Broker") a brokerage Escrow at Closing in the event the Closing occurs according to the terms and conditions hereof."

         6. COMPETITION. Section 11.02(a) is hereby amended by (a) deleting the phrase "62,000 net rentable square feet of retail space" and inserting the phrase "100,000 net rentable square feet of retail space" in lieu thereof and
(b) inserting at the end of said section "nor (e) permit any single user to use more than 5,000 net rentable square feet of retail space located on the portion of the Property located north of Civic Center Boulevard for retail purposes".

         7. Section 11.03 is hereby deleted in its entirety.

         8. Paragraph 1 of the Declaration is hereby amended by (a) deleting the phrase "62,000 net rentable square feet of retail space" and inserting the phrase "100,000 net rentable square feet of retail space" in lieu thereof in the second and third lines thereof and (b) inserting the following sentence after the first sentence thereof: "No single user shall be permitted to use more than 5,000 net rentable square feet of retail space located on the portion of the Property located north of Civic Center Boulevard for retail purposes."

         9. Except as provided above, the Original Agreement shall remain in full force and effect.

         10. This Amendment shall be governed by and interpreted in accordance with the internal laws of the State of Arizona.

         11. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same agreement.

         IN WITNESS, WHEREOF, Purchaser and Seller have executed this Agreement on the dates set forth below.

                                     SELLER:

                                     EXCEL LEGACY CORPORATION, A
                                     DELAWARE CORPORATION


                                     By  /s/ Mark T. Burton
                                       ----------------------------------------

                                     Mark T. Burton

                                     Its:   Senior Vice President
                                            -----------------------------------
                                     Date:  05/04/00
                                            -----------------------------------

                                     PURCHASER

                                     J.EMB. REALTY CORP., A NEW YORK
                                     CORPORATION


                                     By:   /s/ Joseph Jerome
                                           ------------------------------------

                                     Its:  President
                                           ------------------------------------

                                     Date: 05/04/00
                                           ------------------------------------